U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018

RENEWABLE ENERGY & POWER, INC.
(Name of Small Business Issuer as Specified in Its Charter)

Nevada	000-23731	46-1294868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3395 W. Cheyenne Ave. #111

N. Las Vegas, NV 89032

(Address of principal executive offices)

(702) 685-9524

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 17, 2018, Renewable Energy and Power, Inc. (the “Company”) issued a press release announcing that the Company has formally launched a social media presence on Facebook, Twitter and LinkedIn. A copy of the press release is furnished herewith as Exhibit 99.1.

Labry’s Fund, one of the Company’s creditors, is closing and as a result has filed in district court in Boston for payment of the balance due on its note. Accordingly, another creditor of the company, JSJ Investments, has filed for payment of balance due on its note.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby furnishes the following exhibit:

99.1	Press Release of the Company, dated as of April 17, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Renewable Energy and Power, Inc.

Dated: April 17, 2018	By:	/s/ Donald MacIntyre
Donald MacIntyre, CEO and President

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Exhibit Index

99.1	Press Release of the Company, dated as of April 17, 2018.

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